Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Hulus Alpay	Susan McCarron
Medidata Solutions	Lois Paul & Partners
212.419.1025	781.782.5767
halpay@mdsol.com	susan_mccarron@lpp.com

Medidata Solutions Reports Record

Fourth Quarter and Full Year 2009 Results

Net revenue increased 20% and 33% in Q4 and full year, respectively

Non-GAAP net income* increased to $3.5 million and $11.7 million in Q4 and full year, respectively

GAAP net income increased to $1.7 million and $5.2 million in Q4 and full year, respectively

NEW YORK, N.Y. – March 4, 2010 – Medidata Solutions (NASDAQ: MDSO), a leading global provider of hosted clinical development solutions, today announced its financial results for the fourth quarter and full year ended December 31, 2009 and provided financial guidance for 2010.

“Medidata concluded 2009 with impressive execution and strong financial performance across the board. We further solidified our position as a market leader and have set the stage for an excellent 2010, based on our premier customer base, expanded backlog, rapidly scaling profitability and overall momentum,” noted Tarek Sherif, chairman and chief executive officer of Medidata Solutions.

Business Highlights

•

Medidata welcomed 16 new customers in the fourth quarter, bringing its total customer count to 173 parent companies, up from 148 at the end of 2008, continuing to build on its track record of competitive wins and market share gains. New companies were added across all geographies and segments, with fourth quarter growth particularly strong in the mid-market segment. New customers included AVI BioPharma, which contracted for a broad set of Medidata products, including Rave, Grants Manager and CRO Contractor; Gename Ltd.; Prometheus Laboratories, Inc.; Quark Pharmaceuticals, Inc.; TyRx Pharma, Inc.; and Yakult Honsha Co., Ltd.

•	Medidata product usage expanded at existing customers in the fourth quarter with the signing of eight new subsidiaries, primarily located in Europe, Japan and China.

•	Medidata continued its momentum in the academic and research center market, with additional contracts from three major centers, including City of Hope National Medical Center in California.

•

Medidata successfully signed renewals with all applicable multi-study, multi-year commitment customers. Many of these renewals included increased usage and expanded product line adoption. Several study-by-study customers also increased their adoption of Rave by signing multi-year, multi-study agreements this year, including Daiichi Sankyo Co. Ltd. and Seattle Genetics, Inc.

•

Cross-sell efforts throughout 2009 resulted in increased uptake of Medidata’s protocol authoring tool, with four customers piloting the use of Medidata Designer. Additionally, two customers began using Grants Manager, bringing the total number of Rave customers using both Rave and Grants Manager to 32.

•

Two new CROs joined Medidata’s partner program, including a leading global CRO and Medidata’s first partner in Korea, bringing the total number of partners in its ASPire to Win partner program to 25. Additionally, four partners reached higher accreditation, increasing their investment to better serve customers with Rave-related services.

•

During the fourth quarter, Medidata launched Rave Safety Gateway, aimed at simplifying the administration of safety-related responsibilities at clinical trial sponsors. This new tool allows customers’ safety reporting systems to use data already collected and cleaned in Rave, saving time and expense in regulatory reporting of safety events during clinical trials.

Financial Highlights

Net revenues for the fourth quarter of 2009 were $37.6 million, an increase of $6.4 million, or 20%, compared with $31.2 million in the fourth quarter of 2008. The increase in revenues was due to a $6.6 million, or 30%, increase in revenues from application services, which improved gross and net margins significantly. Net revenues for the full year of 2009 were $140.4 million, an increase of $34.7 million, or 33%, compared with $105.7 million in 2008. The increase in revenues was primarily due to a $28.7 million, or 39%, increase in revenues from application services.

Medidata’s net revenue growth in the fourth quarter and full year 2009 was driven by new customer additions, increased product uptake, cross-selling to existing customers, and increased usage by multi-year, multi-study and study-by-study customers.

Gross margins in the fourth quarter of 2009 were 67%, an increase of 6 percentage points over gross margins of 61% a year ago. For the full year 2009, gross margins were 64%, an increase of 12 percentage points over the 52% margins generated in 2008. Medidata’s margin expansion was fueled by the accelerating market acceptance of Medidata’s product and professional services strategy.

“Our easy-to-use, easy-to-learn advanced technology allows customers to implement and use our solutions on their own, while requiring lower levels of professional services and lowering total cost of ownership. This drives further adoption and improves our gross margin profile versus our competitors,” noted Bruce Dalziel, Medidata’s chief financial officer.

Non-GAAP operating income* for the fourth quarter of 2009 was $7.2 million, compared with $3.7 million in the fourth quarter of 2008. Non-GAAP operating income for the full year of 2009 was $24.1 million, compared with a loss of $3.8 million in 2008. GAAP operating income for the quarter was $3.1 million, compared with $0.5 million a year ago. GAAP operating income for the full year of 2009 was $8.8 million, compared with a loss of $15.7 million in 2008.

Non-GAAP net income for the fourth quarter of 2009 was $3.5 million, or $0.15 per diluted share, compared with $0.9 million, or $0.05 per diluted share, in the fourth quarter of 2008. Non-GAAP net income for the full year of 2009 was $11.7 million, or $0.57 per diluted share, compared with a loss of $13.8 million, or $2.11 per diluted share, in 2008. GAAP net income for the quarter was $1.7 million, or $0.07 per diluted share, compared with a loss of $0.4 million, or $0.08 per diluted share, in the fourth quarter of 2008. GAAP net income for the full year was $5.2 million, or $0.25 per diluted share, compared with a loss of $18.3 million, or $2.76 per diluted share, in 2008.

Total cash, cash equivalents and marketable securities were $89.1 million at the end of the fourth quarter versus $86.9 million at the end of the third quarter. For the full year, the company generated $28.2 million in cashflow from operations.

Mr. Sherif concluded, “At a time when drug companies are seeking increased clinical development throughput, Medidata’s unique combination of cutting edge technology and customized levels of professional services is helping customers to achieve greater operating efficiencies. This compelling combination is resonating extremely well across our client base and with potential customers, and is driving our strong operating and financial performance. As long as we keep executing well and innovating, our customers’ success becomes our success, and everyone benefits.”

2010 Financial Outlook

For the full year 2010, the company expects revenues to be between $160 and $164 million. Non-GAAP operating income is expected to be between $29 and $31 million. Based on current estimates, this would equate to GAAP operating income between $13 and $15 million. Non-GAAP net income is expected to be between $16.5 and $18.5 million. Based on current estimates, this would equate to GAAP net income between $8 and $10 million.

Beginning of year backlog for full year 2010 was $132 million, which represents the amount of 2010 contractual revenue booked as of January 1, 2010. This compares to beginning of year backlog for full year 2009 as of January 1, 2009 of $117 million.

For the first quarter of 2010, the company expects revenues to be between $36 and $37 million. The company expects non-GAAP operating income to be between $5.0 and $6.0 million. Based on current estimates, this would equate to a GAAP operating income of $1.0 and $2.0 million. Non-GAAP net income is expected to be between $2.0 and $3.0 million. Based on current estimates, this would equate to a GAAP net income of between $0.5 and $1.5 million.

While changes in the stock price could change the fully diluted share count, the company is assuming 23.9 million and 24.1 million fully diluted shares in the first quarter and full year, respectively.

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. Eastern Time to discuss its financial results for the fourth quarter and full year ended December 31, 2009 and its outlook for the first quarter and full year 2010. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s Web Site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s Web site at

http://investor.mdsol.com. A replay of the conference call can be accessed until Thursday, March 18, 2010 by dialing 800-642-1687 domestically or 706-645-9291 internationally, with the passcode 56767569. An archive of the call will also be hosted on the “Investor” section of Medidata’s Web site, http://investor.mdsol.com/, for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions (www.mdsol.com) is a leading global provider of hosted clinical development solutions that enhance the efficiency of customers’ clinical development processes and optimize their research and development investments. Medidata products and services allow customers to achieve clinical results more efficiently and effectively by streamlining the design, planning and management of key aspects of the clinical development process, including protocol development (Medidata Designer®), investigator benchmarking and budgeting (Medidata Grants Manager™), contract research organization (CRO) benchmarking and budgeting (Medidata CRO Contractor™), and the capture, management, analysis and reporting of clinical trial data (Medidata Rave®). Medidata’s diverse customer base spans pharmaceutical, biotechnology and medical device companies, academic institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s prospectus filed on December 9, 2009 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income, and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of purchased intangible assets and acquisition-related charges and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation and amortization and non-cash, share-based compensation charges and management believes, based on discussions with investors, that these Non-GAAP measures enhance investor’s ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
	(unaudited)
Revenues
Application services	$28,396	$21,791	$102,541	$73,820
Professional services	9,157	9,391	37,859	31,904

Total revenues	37,553	31,182	140,400	105,724

Cost of revenues
Application services	6,231	5,057	23,752	19,647
Professional services	6,309	6,986	26,219	30,801

Total cost of revenues	12,540	12,043	49,971	50,448

Gross profit	25,013	19,139	90,429	55,276

Operating costs and expenses:
Research and development	5,640	4,708	22,534	19,340
Sales and marketing	7,285	6,536	27,452	24,190
General and administrative	8,994	7,427	31,666	27,474

Total operating costs and expenses	21,919	18,671	81,652	71,004

Operating income (loss)	3,094	468	8,777	(15,728)

Interest and other (expense) income:
Interest expense	(109)	(442)	(1,856)	(1,934)
Interest income	59	16	132	115
Other (expense) income, net	(48)	(16)	(12)	195

Total interest and other expense, net	(98)	(442)	(1,736)	(1,624)

Income (loss) before income taxes	2,996	26	7,041	(17,352)

Provision for income taxes	1,257	439	1,859	920

Net income (loss)	$1,739	$(413)	$5,182	$(18,272)

Earnings (loss) per share:
Basic	$0.08	$(0.08)	$0.33	$(2.76)

Diluted	$0.07	$(0.08)	$0.25	$(2.76)

Weighted average common shares outstanding:
Basic	22,420	7,035	14,864	6,794
Diluted (1)	23,854	7,035	20,736	6,794

(1)	Diluted shares for the fourth quarter of 2009 were 23,854,146, as compared to 7,034,721 for the same period in 2008. The change is primarily due to 6.3 million shares of common stock issuance upon the IPO. It is also a result of common stock equivalents being excluded from the calculation of dilutive loss per share in prior year since the effects are anti-dilutive.

MEDIDATA SOLUTIONS, INC.

Reconciliation of GAAP Operating Income and GAAP Net Income to

Non-GAAP Operating Income and Non-GAAP Net Income

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Operating Income (Loss):
GAAP operating income (loss)	$3,094	$468	$8,777	$(15,728)
GAAP operating margins	8.2%	1.5%	6.2%	(14.9)%

Depreciation and amortization	2,770	2,235	10,580	8,705
Stock-based compensation	1,302	962	4,730	3,197

Non-GAAP operating income (loss)	$7,166	$3,665	$24,087	$(3,826)

Non-GAAP operating margins	19.1%	11.8%	17.2%	(3.6)%

Net Income (Loss):
GAAP net income (loss)	$1,739	$(413)	$5,182	$(18,272)
Stock-based compensation	1,302	962	4,730	3,197
Amortization	456	390	1,826	1,270

Non-GAAP net income (loss)	$3,497	$939	$11,738	$(13,805)

GAAP basic earnings (loss) per share	$0.08	$(0.08)	$0.33	$(2.76)

GAAP diluted earnings (loss) per share	$0.07	$(0.08)	$0.25	$(2.76)

Non-GAAP basic earnings (loss) per share	$0.16	$0.12	$0.77	$(2.11)

Non-GAAP diluted earnings (loss) per share	$0.15	$0.05	$0.57	$(2.11)

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income and net income per share applicable to common stockholders for the three months and twelve months ended December 31, 2009 and 2008. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense.

MEDIDATA SOLUTIONS, INC.

CONSOLIDATED BALANCE SHEET

(Amounts in thousands, except per share data)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$39,449	$9,784
Marketable securities	36,566	—
Accounts receivable, net of allowance for doubtful accounts of $197 and $309, respectively	18,887	25,198
Prepaid commission expense	3,045	3,330
Prepaid expenses and other current assets	3,566	5,950
Deferred income taxes	139	303

Total current assets	101,652	44,565
Restricted cash	532	545
Marketable securities - long-term	13,072	—
Furniture, fixtures and equipment, net	12,960	13,599
Goodwill	9,799	9,799
Intangible assets, net	4,404	6,230
Other assets	990	452

Total assets	$143,409	$75,190

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,073	$3,316
Accrued payroll and other compensation	10,837	7,902
Accrued expenses and other	7,543	3,469
Deferred revenue	69,842	69,834
Capital lease obligations	2,735	4,388
Current portion of debt obligation	—	1,500

Total current liabilities	94,030	90,409

Noncurrent liabilities:
Deferred revenue, less current portion	27,868	31,787
Capital lease obligations, less current portion	781	2,672
Long-term debt	—	12,866
Other long-term liabilities	498	611

Total noncurrent liabilities	29,147	47,936

Total liabilities	123,177	138,345

Convertible redeemable preferred stock:
Series B, par value $0.01 per share; None authorized, issued and outstanding in 2009; 1,336 shares authorized, issued and outstanding, and liquidation value of $1,101 in 2008	—	1,099
Series C, par value $0.01 per share; None authorized, issued and outstanding in 2009; 181 shares authorized, issued and outstanding, and liquidation value of $179 in 2008	—	179
Series D, par value $0.01 per share; None authorized, issued and outstanding in 2009; 2,752 shares authorized, issued and outstanding, and liquidation value of $11,986 in 2008	—	11,967
Commitments and contingencies
Stockholders’ equity (deficit):
Convertible preferred stock, Series A, par value $0.01 per share; None authorized, issued and outstanding in 2009; 2,385 shares authorized, issued and outstanding, and liquidation value of $1,193 in 2008	—	24
Common stock, par value $0.01 per share; 100,000 shares authorized, 22,900 shares issued and 22,895 shares outstanding in 2009; 20,000 shares authorized, 7,532 shares issued and 7,035 shares outstanding in 2008	229	75
Additional paid-in capital	113,674	22,433
Treasury stock, 5 and 497 shares, respectively	(69)	(6,000)
Accumulated other comprehensive loss	(246)	(389)
Accumulated deficit	(93,356)	(92,543)

Total stockholders’ equity (deficit)	20,232	(76,400)

Total liabilities and stockholders’ equity	$143,409	$75,190

MEDIDATA SOLUTIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	2009	2008
Cash flows from operating activities:
Net income (loss)	$5,182	$(18,272)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,580	8,705
Stock-based compensation	4,730	3,197
Amortization of debt issuance costs	434	212
Amortization of discounts or premiums on marketable securities	136	—
Deferred income taxes	(244)	156
Excess tax benefit associated with exercise of stock options	(56)	—
Write-off of acquired research and development costs	—	700
Changes in operating assets and liabilities:
Accounts receivable	6,311	(8,915)
Prepaid commission expense	285	(48)
Prepaid expenses and other current assets	(897)	187
Other assets	(99)	59
Accounts payable	(1,011)	(4,182)
Accrued payroll and other compensation	2,935	2,619
Accrued expenses and other	3,713	364
Deferred revenue	(3,911)	24,648
Other long-term liabilities	88	107

Net cash provided by operating activities	28,176	9,537

Cash flows from investing activities:
Purchases of furniture, fixtures and equipment	(4,765)	(4,563)
Purchases of available-for-sale marketable securities	(49,810)	—
Decrease (increase) in restricted cash	13	—
Fast Track acquisition related costs	—	(625)
Cash and cash equivalents acquired through acquisition	—	1,049

Net cash used in investing activities	(54,562)	(4,139)

Cash flows from financing activities:
Proceeds from exercise of stock options	396	61
Excess tax benefit associated with exercise of stock options	56	—
Repayment of obligations under capital leases	(4,810)	(4,218)
Proceeds from initial public offering, net of underwriting discounts and commissions	82,026	—
Payment of costs associated with initial public offering	(4,292)	(2,503)
Payment of preferred stock accumulated accrued dividends	(2,282)	—
Proceeds from debt obligation	—	15,000
Repayment of debt obligation	(15,000)	(10,958)
Payment of debt issuance costs	—	(669)
Acquisition of treasury stock	(69)	—

Net cash provided by (used in) financing activities	56,025	(3,287)

Net increase in cash and cash equivalents	29,639	2,111
Effect of exchange rate changes on cash and cash equivalents	26	(73)
Cash and cash equivalents — Beginning of period	9,784	7,746

Cash and cash equivalents — End of period	$39,449	$9,784